FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:	Investor Contact:
Paul Wilson	Lyle Patrick	Keith Wilson
US LEC	US LEC	PAETEC Communications
704-319-6875	704-319-1114	585-340-2970
pwilson@uslec.com	lpatrick@uslec.com	kwilson@paetec.com

US LEC AND PAETEC PREPARED FOR MERGER

S-4 Registration Statement Declared Effective by the Securities and Exchange Commission; Stockholders’ Meetings Set For February 28, 2007

CHARLOTTE, NC and FAIRPORT, NY -- February 8, 2007 -- US LEC CORP. ("US LEC") (NASDAQ: CLEC) and privately owned PAETEC CORP. ("PAETEC") today announced that the Securities and Exchange Commission has declared effective the Form S-4 registration statement containing the joint proxy statement and the prospectus concerning the proposed merger of the two companies.

As previously announced, the companies have received the necessary regulatory approvals from the Federal Communications Commission and applicable state regulatory agencies, and the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired. US LEC and PAETEC will immediately commence the mailing of the joint proxy statement and the prospectus to holders of record of shares of US LEC common stock and preferred stock at the close of business on January 31, 2007, and holders of record of PAETEC common stock at the close of business on February 1, 2007.

Each company will hold a special meeting of stockholders on February 28, 2007, to approve matters relating to the proposed merger between the two companies. US LEC stockholders are invited to attend its special meeting of stockholders to be held at 9 a.m. EST on February 28, 2007, at its corporate headquarters, located at Morrocroft III, 6801 Morrison Boulevard, Charlotte, North Carolina. PAETEC stockholders are invited to attend its special meeting of stockholders to be held at 9 a.m. EST on February 28, 2007, at The Lodge at Woodcliff, located at 199 Woodcliff Drive, Fairport, New York.

The merger is subject to customary closing conditions, including requisite approvals by the stockholders of both companies. The parties expect to close the proposed merger transaction soon after the companies conduct their special meetings of stockholders and receive the requisite stockholder approvals.

About US LEC

Based in Charlotte, N.C., US LEC is a full service provider of IP, data and voice solutions to medium and large businesses and enterprise organizations throughout 16 Eastern states and the District of Columbia. US LEC offers advanced, IP-based, data and voice services such as MPLS VPN and Ethernet, as well as comprehensive Dynamic TSM VoIP-enabled services and features. The company also offers local and long distance services and data services such as frame relay, Multi-Link Frame Relay and ATM. US LEC provides a broad array of complementary services, including conferencing, data backup and recovery, data center services and Web hosting, as well as managed firewall and router services for advanced data networking. US LEC also offers selected voice services in 27 additional states and provides enhanced data services, selected Internet services and MegaPOP® (local dial-up Internet access for ISPs) nationwide. For more information about US LEC, visit www.uslec.com.

About PAETEC Communications

PAETEC Communications, Inc., is an innovative supplier of communications solutions to medium and large businesses and institutions. With the belief that every customer has unique needs, PAETEC offers personalized solutions that include a comprehensive suite of Voice over Internet Protocol (VoIP) services delivered over our Private-IP MPLS network. With more than 1,100,000 access line equivalents in service, PAETEC serves approximately 19,100 core business customers across the U.S. by offering a full line of telecommunications and Internet services, enterprise communications management software, security solutions, and managed services. The company was the recipient of the 2005 American Business Ethics Award for a mid-size company, presented by the Society of Financial Services Professionals. PAETEC is headquartered in Fairport, N.Y. More information about the company can be found by visiting www.paetec.com.

ADDITIONAL INFORMATION ABOUT THIS TRANSACTION

PAETEC Holding Corp. has filed with the Securities and Exchange Commission a registration statement (File No.: 333-138594) that contains a proxy statement of US LEC and PAETEC and a prospectus of PAETEC Holding Corp. regarding the proposed merger transaction between US LEC and PAETEC, as well as other relevant documents concerning the proposed transaction. Investors and security holders of US LEC are urged to read the proxy statement and the prospectus for the transaction and the other relevant documents when they become available because they will contain important information about US LEC, PAETEC and PAETEC Holding Corp., and the proposed merger transaction. The proxy statement and the prospectus will be mailed to stockholders of US LEC prior to their stockholder meeting. Investors and security holders of US LEC may obtain free copies of the proxy statement and the prospectus and other documents filed by PAETEC Holding Corp. with the Securities and Exchange Commission at the Securities and Exchange Commission's web site at http://www.sec.gov and may also obtain free copies of the proxy statement by writing to US LEC Corp., Morrocroft III, 6801 Morrison Boulevard, Charlotte, North Carolina 28211, Attention: Investor Relations or by telephoning (704) 319-1189.

Information regarding the identity of persons who may, under the Securities and Exchange Commission's rules, be deemed to be participants in the solicitation of stockholders of US LEC in connection with the proposed transaction, and their interests in the solicitation, are set forth in the joint proxy statement/prospectus contained in the registration statement that has been filed by PAETEC Holding Corp. with the Securities and Exchange Commission.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Except for the historical information contained herein, this report contains forward-looking statements, subject to uncertainties and risks, including the demand for US LEC's services, the ability of the Company to introduce additional products, the ability of the Company to successfully attract and retain personnel, competition in existing and potential additional markets, uncertainties regarding its dealings with ILECs and other telecommunications carriers and facilities providers, regulatory uncertainties, the possibility of adverse decisions related to reciprocal compensation and access charges owing to the Company, as well as the Company's ability to begin operations in additional markets. These and other applicable risks are summarized in the "Caution Regarding Forward-Looking Statements” and “Risk Factors" sections and elsewhere in the Company's Annual Report on Form 10-K for the period ended December 31, 2005, and in subsequent reports, which are on file with the Securities and Exchange Commission.

###